Exhibit 99.1

ASTREX, INC. DEREGISTERS ITS COMMON STOCK EFFECTIVE TODAY

FOR IMMEDIATE RELEASE

PLAINVIEW, New York, September 19, 2003. Astrex, Inc. (OTC: ASXI): Astrex, Inc. announced that later this date it will ‘deregister’ its common stock effective today by filing a Form 15 with the Securities & Exchange Commission (SEC) withdrawing the Company’s common stock from registration under Section 12g-4(a)(1)(ii) of the Securities Exchange Act of 1934 (Act).  In doing so the Company believes, but cannot guarantee, that its common stock will continue to be publicly traded “over the counter” and quoted by the Pink Sheets’ Electronic Quotation Service but will cease being quoted by the Electronic Bulletin Board.  The Company intends to continue to report to shareholders and interested public on both an annual and quarterly basis.

Generally speaking under the federal securities laws a public company with less then $10,000,000 in assets on the last day of each of its past three fiscal years and fewer then 500 holders of record of its registered securities may deregister its registered securities by filing a SEC Form 15 provided no 1933 Act registration statements have been declared effective within the company’s current fiscal year, and the company is current with its SEC required reports.  The Company believes it meets these criteria, that so filing is in its best interests and accordingly intends to so file later today.

The Company advised that the principal reason for its decision to deregister is the rising cost, both in money and time, of continuing its common stock registration and complying with the increasing and changing requirements attendant to that registration and the belief that these burdens will only increase over the next several years.  Recent federal legislation, most notably the Sarbanes Oxley bill, federal regulations stemming from that bill or prompted by some of the same concerns together with growing accounting and legal costs and time demands on Company personnel to comply have created a particularly difficult situation for small companies like Astrex, Inc.  Especially in the difficult current economic conditions the Company’s Board of Directors does not believe it prudent to expend finite financial and executive resources to keep its common stock registered at the expense of the Company’s on-going business.

Effective with the filing of the Form 15 the Company will no longer file reports and forms with the SEC and future reports will not be available through the SEC EDGAR system.  However, for the foreseeable future (a) on an annual basis the Company intends to provide shareholders and upon request interested public by mail with audited Annual Reports with much the same information as previously provided in SEC Form 10-KSBs and to make the same available on the Company’s web site http://astrex.net/companyinfo.htm ; (b) on a quarterly basis the Company intends to post Quarterly Reports on its web site, with much the same information as previously provided in SEC Form 10-QSBs, and upon request mail the same to shareholders and interested public: and (c)  the Company intends to continue its practice of providing summaries of all these reports by press release and when pertinent to provide interim press releases.

The Company’s common stock is presently quoted by both the Over The Counter Electronic Bulletin Board (“EBB”) and Pink Sheets’ Electronic Quotation Service (‘Pink Sheets’).  The Company believes that by deregistering its common stock that that stock will at some point in the near future cease to be quoted by the EBB but will most likely continue to be publicly traded and quoted in the Pink Sheets (Pink Sheet quotes are available over the internet at http://pinksheets.com as well as through other services).  In the past while being dually quoted, with only limited exceptions, the Company’s common stock has only traded intermittently and at prices well below traditional indices and ratios.  The Company believes that being quoted only in the Pink Sheets will not improve this situation and while the possibility exists, cannot predict if it will negatively affect trading volume or prices or the number of market makers to any significant degree.

In addition to its common stock, there is presently outstanding Series B Preferred Stock. This preferred stock has never been registered with the SEC and, while convertible into shares of common stock, as preferred stock it is only tradable under very limited and very restricted circumstances.

The Company intends to continue its program of prudent growth and deregistering its common stock today does not foreclose the possibility that the stock will once again be registered at some future time.  In the event the contemplated Form 15 filing announced today is rejected by the SEC and is not readily correctable the Company contemplates that it would resume its current SEC reporting practices pending further consideration.

This announcement contains forward looking statements that involve risks and uncertainties, including those relating to the future business performance of Astrex, and future markets and future market conditions for trading its common stock.  More information about some of the many potential factors which could affect Astrex’s business and financial results are included in Astrex’s Annual Report on Form 10-KSB for the year ended March 31, 2003, including (without limitation) under the captions “Description of Business”, “Description of Property” and “Management’s Discussion and Analysis or Plan of Operation,” and in the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, both of which are on file with the Securities and Exchange Commission (http://www.sec.gov)

[CONTACT:  John C Loring, Chairman, Astrex, Inc., 773 - 935-0710]